Exhibit 99.1

Shore Bancshares, Inc. Reports Quarterly Dividend of $0.12 Per Share

Easton, Maryland (2/3/2021) - Shore Bancshares, Inc. (NASDAQ - SHBI) announced that the Board of Directors has declared a quarterly common stock dividend in the amount of $0.12 per share, payable March 1, 2021 to stockholders of record on February 15, 2021.

“We are pleased to announce the continuation of our quarterly cash dividend of $0.12 per share.” said Lloyd L. “Scott” Beatty, Jr., President and Chief Executive Officer. “Although we faced many challenges during 2020 due to the disruption of the global pandemic, we found alternative ways to grow and deliver our services to our valued customers, which resulted in better than expected returns for the year. We remain focused in 2021 on finding strategic growth opportunities, providing superior customer service, and maximizing long-term shareholder value. This dividend will result in a payout ratio for 2020 of 37.8%.”

Shore Bancshares Information

Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland's Eastern Shore. It is the parent company of Shore United Bank. Shore Bancshares engages in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank.

Additional information is available at www.shorebancshares.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

Further, given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and how the economy may be fully reopened. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; if the economy is unable to substantially reopen, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; our allowance for loan losses may increase if borrowers experience financial difficulties, which will adversely affect our net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities, reducing our net interest margin and spread and reducing net income; our cyber security risks are increased as the result of an increase in the number of employees working remotely; and FDIC premiums may increase if the agency experience additional resolution costs.

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

For further information contact: Edward Allen, Executive Vice President and Chief Financial Officer, 410-763-7800